1 Refer to the “2026 Full Year Guidance” and “Non-GAAP Financial Measures” sections below for additional information regarding forward-looking non-GAAP financial measures.
Exhibit 99.1
Alliance Reports Fourth Quarter and Full Year 2025 Results
•  Full year net revenues of $1.7 billion, up 13% versus prior year
•  Full year net income of $102 million, up 3% versus prior year; with net income margin of 6.0%
• Full year Adjusted EBITDA of $436 million, up 14% versus prior year, with record Adjusted
EBITDA Margin of 25.5%
•  Q4 revenue of $435 million, up 10% versus prior year
•  Net Leverage reduced by 2.2x to 2.8x in a single year through operations and IPO proceeds
•  Introduces 2026 annual guidance: revenue growth of +5 to 7%, Adjusted EBITDA growth of +6 to 8%, continued margin expansion and deleveraging to the low 2x range Net Leverage1
___________________________________________________________________
Ripon, WI, March 12, 2026 – Alliance Laundry Systems (NYSE: ALH) (“Alliance” or the
“Company”), the global leader in commercial laundry equipment, today announced results for its fourth quarter and full year ended December 31, 2025, and introduced its 2026 annual guidance.
“2025 was a landmark year for Alliance. Our full year and fourth quarter results demonstrated our ability to deliver very strong outcomes driven by our market leading position and commitment to operational excellence as we serve customers across this resilient, essential industry,” said Michael
Schoeb, CEO of Alliance Laundry. “We delivered our second consecutive year of double-digit growth on both the top and bottom line, significantly strengthened our balance sheet, and continued to invest in the innovation and market expansion that we believe will drive our next chapter of growth.”
FULL YEAR 2025 CONSOLIDATED RESULTS
Net revenues increased 13% to $1.7 billion, compared to $1.5 billion in the prior year. The increase was driven by both strong volume performance and mid-single digit price increases. Growth was broad-based across both the North America and International reportable segments, with strong performance across the Vended, On-Premise Laundry, and Commercial-In-Home end markets. Full year net revenue growth was driven predominantly by volume, which contributed roughly 70% of the increase, with price realization accounting for the remainder, a mix that reflects the strength of underlying demand and the ongoing competitive differentiation of Alliance’s total cost of ownership value proposition.
Gross profit increased 16% to $642 million, compared to $551 million in the prior year. Gross margin expanded 100 basis points to 37.6%, driven by cost-down initiatives, operational leverage, and disciplined pricing, with the Company’s local-for-local manufacturing strategy providing structural tariff protection.
Net income increased 3% to $102 million, compared to $98 million in the prior year. Adjusted net income increased 11% to $185 million versus the prior year driven by higher earnings. Net income margin was 6.0% in the current year.
Exhibit 99.1
Adjusted EBITDA increased 14% to $436 million, compared to $383 million in the prior year, driven by volume gains, cost-down initiatives, and pricing actions that more than offset input cost increases.
This improvement was achieved while maintaining disciplined operating cost management and continuing to invest strategically in innovation and public company infrastructure. Adjusted EBITDA margin expanded to a record 25.5%, demonstrating the Company’s ability to drive profitable growth.
FOURTH QUARTER 2025 CONSOLIDATED RESULTS
Net revenues increased 10% to $435 million compared to $395 million in the prior year quarter. This result reinforces Alliance’s pattern of durable, demand-driven growth and the resilience of its end-
market positioning.
Gross profit  increased 16% to $161 million, or 37.0% of revenue, an increase of 190 basis points of margin expansion versus the prior year quarter. The improvement reflects the combined benefit of volume leverage and cost-down initiatives, with pricing actions largely offsetting the approximate $5 million tariff impact in the quarter.
Net income decreased 44% to $21 million compared to $37 million in the prior year quarter, primarily due to a one-time share based compensation expense associated with the Company’s IPO, partially offset by significantly lower interest expense following debt reduction actions.  Adjusted Net Income increased 18% to $49 million versus $41 million in the prior year quarter, reflecting strong operating performance including significantly lower interest expense.
Adjusted EBITDA increased 17% to $107 million, or 24.5% of revenue, an increase of 140 basis points versus the prior year quarter. Revenue grew 10% while Adjusted EBITDA grew 17% over the prior year quarter, demonstrating the operating leverage inherent in Alliance’s business model and its continuing focus on driving profitable growth.
FULL YEAR  2025 RESULTS BY REPORTABLE SEGMENT
North America revenue increased 14% to $1.3 billion, compared to $1.1 billion in the prior year, with double-digit growth across the Vended and Commercial-in-Home end markets and high single digit growth in the On-Premise market. Equipment revenue increased 15% year over year, driven by particularly strong performance in the Vended and Commercial-In-Home end markets. North America
Adjusted EBITDA increased 14% to $361 million, compared to $318 million in the prior year.
Adjusted EBITDA margin was 28.5%. The Company’s local-for-local manufacturing strategy provided significant structural protection from tariffs, with approximately $12 million in cost increase largely offset on both a dollar and margin basis through pricing actions.
International revenue increased 10% to $440 million, compared to $399 million in the prior year driven by strong performance in Europe and Asia Pacific, where expanding Vended end markets are driving growth. International Adjusted EBITDA increased 17% to $121 million, compared to $103 million in the prior year. Adjusted EBITDA margin expanded 160 basis points to 27.4%, driven by
Speed Queen licensed stores in Europe, first-mover advantage in nascent vended markets across Asia and Latin America, and continued focus on profitable growth across all regions.
FOURTH QUARTER 2025 RESULTS BY REPORTABLE SEGMENT
North America revenue increased 9% to $317 million in the fourth quarter, with Adjusted EBITDA growing 15% to $88 million, and margin expanding to 27.9%. Growth was broad-based across all end markets, with pricing actions largely offsetting modest tariff impacts and margin expansion driven by cost-down initiatives and strong incremental margins on volume growth.
International revenue increased 12% to $118 million, with Adjusted EBITDA growing 25% to $29 million, and margin expanding 260 basis points to 24.8%. Revenue growth was driven by particularly strong performance in Europe, underpinned by the continued success of Speed Queen Licensed Stores, and solid demand across Asia Pacific markets.
CASH FLOW AND BALANCE SHEET
Operating cash flow for the year increased 46% to $212 million, versus $145 million in 2024. This robust cash generation reflects the Company’s business model, effective working capital management, and strong earnings growth.
The Company significantly strengthened its balance sheet in 2025, reducing Net Leverage from 5.0x to
2.8x, a reduction of 2.2x in a single year. Debt declined to $1.4 billion from $2.1 billion at the start of the year, with cash of $123 million resulting in Net Debt of $1.2 billion at year end. Approximately one full turn of that deleveraging was funded entirely by cash generated from operations, with the balance driven by proceeds from the October 2025 IPO. This demonstrates the Company’s strong free cash flow generation capability and its ability to delever independent of capital markets activity.
Capital expenditures were $54 million as the Company invested across its global manufacturing facilities. This represents approximately 3% of revenue, directed at capacity expansion, automation, new product development, plus expanded testing capabilities in Thailand and the Czech Republic.
FULL YEAR 2025 BUSINESS HIGHLIGHTS
Innovation Leadership – Alliance continued to invest at scale in 2025:
•Extended ProCapture lint filtration technology across a broader range of products
•Launched the T55 stack tumbler, the industry’s largest at 55 pounds
•Introduced Scan-Pay-Wash, the industry’s first app-less cashless payment solution
•Launched the Stax-X stacked washer-dryer unit for laundromats, the first product fully developed at Alliance’s Thailand engineering facility
•Conducted over five million hours of physical product testing in 2025, reflecting the depth of investment and rigor behind innovation pipeline
Commercial and Operational Execution – Alliance delivered strong commercial and operational results across products, end markets and geographies in 2025:
•Europe continued to gain traction, contributing to international growth and further establishing our brands’ premium positioning in key markets
•North America demand for commercial-grade product in the home accelerated meaningfully, with Commercial-In-Home revenue growing over 20%
•Disciplined pricing actions largely offset tariff headwinds while preserving margins and cost-
down initiatives contributed to 80 basis points of gross margin expansion
•Acquisition of Metropolitan Laundry Machinery Sales expanded Alliance’s direct distribution footprint in the high-density Northeast market
•Delivered approximately $46 million in annualized interest savings through a combination of debt paydown and term loan repricing, meaningfully improving ongoing cost of capital and financial flexibility
2026 FULL YEAR GUIDANCE
The Company’s outlook includes Adjusted EBITDA and Net Leverage, which are non-GAAP measures. The Company does not provide certain estimated future results for Adjusted EBITDA and
Net Leverage on a GAAP basis because the Company is unable to predict, with reasonable certainty, certain items that are excluded from Adjusted EBITDA, including but not limited to restructuring and acquisition-related charges, non-cash asset impairment charges and gains or losses from dispositions and foreign exchange gains/losses on intercompany loans. These items are uncertain and will depend on several factors, including industry conditions, and could be material to the Company’s results computed in accordance with GAAP. The Company has not provided reconciliations between the
Company’s 2026 guidance and the most directly comparable GAAP measures because it would be too difficult to prepare a reliable U.S. GAAP quantitative reconciliation without unreasonable effort.
The Company is introducing its first full-year annual guidance. In 2026, Alliance expects:

2026 Guidance

Revenue Growth	+5% to 7%
Adjusted EBITDA Growth	+6% to 8%
Net Leverage	Low 2x by end of year
Capex (% of Revenue)	~3%
Effective Tax Rate	~23.5%
Interest Expense	~$85 million
Diluted Share Count	~205 million
CONFERENCE CALL INFORMATION
Alliance will host a conference call to discuss these results at 8:00 a.m. Eastern Time today, March 12,
2026.
To listen to the conference call, a live audio webcast will be available on Alliance’s Investor Relations website at https://ir.alliancelaundry.com/news-events/ir-calendar. A replay of the webcast will be available after the call.
To participate in the conference call, analysts and investors can dial 1 (800) 267-6316 and international participants can dial 1 (203) 518-9783. The Conference ID is ALHQ4FY25. Participants
should dial in at least 10 minutes prior to the call.
ABOUT ALLIANCE LAUNDRY
Alliance Laundry makes the world cleaner as a provider of the highest quality commercial laundry systems. Our laundry solutions are available under five respected brands, sold and supported by a global network of select distributors. We serve approximately 150 countries with a team of more than
4,000 employees. Our brands include Speed Queen®, UniMac®, Huebsch®, Primus® and IPSO®.
Together, they present a full line of commercial washing machines, dryers, and ironers (with load capacities from 20–400 lb. or 9–180 kg.) and support service. You can also enjoy the superior wash and fabric care of commercial-grade laundry equipment in your home through our legendary Speed
Queen® washers and dryers.
For more information, visit www.alliancelaundry.com.
NON-GAAP FINANCIAL MEASURES
We regularly review non-GAAP measures to evaluate our business, measure our performance and manage our operations, including identifying trends affecting our business, formulating business plans and making strategic decisions. We believe that non-GAAP measures provide an additional way of viewing aspects of our operations that, when viewed together with our GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.
These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. Non-GAAP financial measures should be considered a supplement to, and not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors.
“Adjusted EBITDA” represents Net income before provision for income taxes, interest expense, depreciation and amortization. Adjusted EBITDA is also adjusted for items that management excluded in analyzing the segments’ operating performance, such as refinancing and debt related costs, share-
based compensation, strategic transaction costs, foreign exchange on intercompany loans and other non-recurring items which management believes are not indicative of the Company’s ongoing operating performance. “Adjusted EBITDA Margin” represents Adjusted EBITDA divided by Net revenues.
“Adjusted Net Income” represents Net income adjusted to exclude certain expenses not representative of our ongoing operations and other charges. These adjustments include, but are not limited to, refinancing and debt related costs, share-based compensation, strategic transaction costs, intangible amortization, foreign exchange on intercompany loans and other non-recurring items.
“Net Debt” represents our total debt less Cash and cash equivalents.
“Net Debt to Adjusted EBITDA” or “Net Leverage” represents total debt less Cash and cash equivalents divided by Adjusted EBITDA for the relevant period.
SEGMENT INFORMATION
Our business is organized into two reportable segments, North America and International. The
Company uses Segment net revenues, Segment Adjusted EBITDA and Segment Adjusted EBITDA
Margin as its measures of performance. The Company allocates certain costs including manufacturing variances, customer support expenses and selling and general expenses which are incurred in our global operations to the reportable segments in determining Segment Adjusted EBITDA.
We define “Segment Adjusted EBITDA” as, on a segment basis, net income excluding interest income/expense, income taxes, depreciation and amortization. Segment Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments’ operating performance, such as refinancing and debt related costs, share-based compensation, strategic transaction costs, foreign exchange on intercompany loans and other non-recurring items which management believes are not indicative of the Company’s ongoing operating performance.  Segment
Adjusted EBITDA is a measure of operating performance of our reportable segments and may not be comparable to similar measures reported by other companies.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor”
provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,”
or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: expectations relating to revenues and other financial or business metrics; statements regarding the Company’s plans, guidance, growth, execution, costs and cost savings and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the high degree of competition in the markets in which we operate; our reliance on the performance of distributors, route operators, suppliers, retailers and servicers; our ability to achieve and maintain a high level of product and service quality; fluctuations in the cost and availability of raw materials; our exposure to international markets, particularly emerging markets; our exposure to costs and difficulties of acquiring and integrating complementary businesses and technologies; and our exposure to worldwide economic conditions and potential global economic downturns.
Additional information concerning these and other risks and uncertainties are contained in the section entitled “Risk Factors” in the Company’s final prospectus filed October 9, 2025, which forms part of the Registration Statement on Form S-1 declared effective as of September 30, 2025. Additional information will be made available in our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we assume no obligation, and do not intend to, update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
ALLIANCE LAUNDRY SYSTEMS CONTACTS
Investor Contact:
Bob Calver
Vice President, Investor Relations
ir@alliancels.com
Media Contact:
Randy Radtke
Senior Manager of Content and Creative Services
randy.radtke@alliancels.com
ALLIANCE LAUNDRY HOLDINGS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues:
Equipment, service parts and other	$422,215	$383,106	$1,659,680	$1,459,746
Equipment financing	12,659	12,030	49,557	48,694
Net revenues	434,874	395,136	1,709,237	1,508,440
Costs and expenses:
Cost of sales	263,973	244,682	1,028,073	914,655
Cost of sales - related parties	2,290	1,574	7,322	6,218
Equipment financing expenses	7,670	10,319	31,738	36,316
Gross profit	160,941	138,561	642,104	551,251

Selling, general, and administrative expenses	97,345	70,678	324,458	266,444
Selling, general, and administrative expenses - related parties	55	75	280	300
Other costs	—	494	—	494
Total operating expenses	97,400	71,247	324,738	267,238
Operating income	63,541	67,314	317,366	284,013

Interest expense, net	29,261	31,231	150,501	132,001
Other expenses, net	2,317	(13,734)	28,831	23,376
Other expenses, net - related parties	—	5,187	—	5,187
Income before taxes	31,963	44,630	138,034	123,449
Provision for income taxes	11,367	7,566	36,279	25,130
Net income	$20,596	$37,064	$101,755	$98,319

Comprehensive income:
Net income	$20,596	$37,064	$101,755	$98,319
Other comprehensive income/(loss):
Foreign currency translation adjustment	(33)	(29,207)	59,122	(27,439)
Change in pension liability and other post- retirement benefits, net of taxes of $0 and $0 at December 31, 2025 and 2024, respectively	(192)	71	(192)	71
Total other comprehensive (loss)/income	(225)	(29,136)	58,930	(27,368)
Comprehensive income	$20,371	$7,928	$160,685	$70,951

Net income per share attributable to common stockholders:
Basic	$0.11	$0.22	$0.57	$0.58
Diluted	$0.10	$0.21	$0.56	$0.56

Weighted average number of common shares outstanding
Basic	195,038	170,638	177,002	170,591
Diluted	201,085	174,579	181,443	174,331
ALLIANCE LAUNDRY HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$123,102	$154,682
Restricted cash	3,602	6,401
Restricted cash - for securitization investors	22,999	26,959
Accounts receivable (net of allowance for credit losses of $3,021 and $2,663 at December 31, 2025 and 2024, respectively)	113,651	92,150
Inventories, net	146,039	133,494
Inventories, net - related parties	821	989
Accounts receivable, net - restricted for securitization investors	141,973	130,060
Equipment financing receivables, net	2,822	4,600
Equipment financing receivables, net - restricted for securitization investors	92,011	88,288
Prepaid expenses and other current assets	28,862	30,534
Total current assets	675,882	668,157

Equipment financing receivables, net	4,913	7,633
Property, plant, and equipment, net	265,250	248,341
Operating lease right-of-use assets	20,741	17,080
Equipment financing receivables, net - restricted for securitization investors	470,408	417,672
Deferred income tax asset	3,169	3,220
Debt issuance costs, net	3,461	2,793
Goodwill	684,230	666,580
Intangible assets, net	754,737	793,666
Other long-term assets	3,097	6,963
Total assets	$2,885,888	$2,832,105

Liabilities and Stockholders' Equity/(Deficit)
Current liabilities:
Current portion of long-term debt	$113	$20,896
Accounts payable	128,662	141,808
Accounts payable - related parties	1,852	1,338
Asset backed borrowings - owed to securitization investors	194,180	170,862
Current operating lease liabilities	5,927	5,502
Other current liabilities	153,592	138,259
Total current liabilities	484,326	478,665

Long-term debt, net	1,354,636	2,034,545
Asset backed borrowings - owed to securitization investors	424,406	382,910
Deferred income tax liability	169,355	171,103
Long-term operating lease liabilities	15,745	12,549
Other long-term liabilities	45,302	29,661
Total liabilities	2,493,770	3,109,433

Stockholders' equity/(deficit):
Redeemable preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 197,532,147 and 189,609,192 issued, respectively, and 197,532,147 and 125,290,718, outstanding, respectively	1,975	1,896
Additional paid-in capital	509,369	189,911
(Accumulated deficit)/retained earnings	(176,404)	31,527
Accumulated other comprehensive income/(loss)	57,178	(1,752)
Treasury stock, at cost, 0 and 64,318,474 shares, respectively	—	(498,910)
Total stockholders' equity/(deficit)	392,118	(277,328)
Total liabilities and stockholders' equity/(deficit)	$2,885,888	$2,832,105
ALLIANCE LAUNDRY HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$101,755	$98,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,701	90,169
Amortization and extinguishment of debt issuance costs	4,528	5,559
Amortization of original issue discount	6,202	2,620
Non-cash interest expense/(income)	10,299	(700)
Non-cash (gain)/loss on commodity & foreign exchange contracts, net	(751)	657
Non-cash foreign exchange loss/(gain), net	25,152	(4,654)
Non-cash stock-based compensation	19,519	3,263
Non-cash (gain)/loss for pension and post-retirement benefit plans	(192)	71
Loss on sale of property, plant, and equipment	1,291	318
Provision for credit losses	3,622	7,145
Deferred income taxes	(3,340)	(31,583)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts and equipment financing receivables, net	(9,801)	639
Accounts receivable - restricted for securitization investors	(12,227)	9,071
Inventories, net	(6,494)	5,776
Inventories, net - related party	168	55
Equipment financing receivables, net - restricted for securitization investors	(32,566)	(35,065)
Other assets	3,382	362
Accounts payable	(14,012)	5,755
Accounts payable - related parties	514	(171)
Other liabilities	20,935	(12,146)
Net cash provided by operating activities	211,685	145,460

Cash flows from investing activities:
Capital expenditures	(53,668)	(43,485)
Acquisition of businesses, net of cash acquired	(12,619)	(27,948)
Proceeds on disposition of assets	292	2,429
Originations of equipment financing receivables, net - restricted for securitization investors	(102,344)	(92,092)
Collections of equipment financing receivables, net - restricted for securitization investors	76,692	73,336
Net cash used in investing activities	(91,647)	(87,760)

Cash flows from financing activities:
Payments on revolving line of credit borrowings	—	(5,674)
Proceeds from long-term borrowings	—	2,064,625
Payments on long-term borrowings	(710,000)	(1,268,000)
Cash paid for debt establishment and amendment fees	(1,967)	(2,389)
Proceeds from initial public offering, net of issuance costs	497,032	—
Increase in asset backed borrowings owed to securitization investors	219,829	204,434
Decrease in asset backed borrowings owed to securitization investors	(155,014)	(165,898)
Dividends paid	—	(265,940)
Return of capital paid	—	(634,060)
Repurchase of common stock	(6,205)	(1,445)
Taxes paid related to net share settlement of stock options	(7,782)	(1,138)
Net proceeds from stock options exercised	5,697	111
Proceeds from common stock issuance under employee purchase plan	500	—
Net cash used in financing activities	(157,910)	(75,374)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(467)	(4,253)

(Decrease)/increase in cash, cash equivalents, and restricted cash	(38,339)	(21,927)
Cash, cash equivalents, and restricted cash at beginning of period	188,042	209,969
Cash, cash equivalents, and restricted cash at end of period	$149,703	$188,042

Reconciliation of cash, cash equivalents, and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	123,102	154,682
Restricted cash	3,602	6,401
Restricted cash - for securitization investors	22,999	26,959
Total cash, cash equivalents, and restricted cash shown in the Statement of Cash Flows	$149,703	$188,042

Supplemental disclosure of cash flow information:
Cash paid for interest	$122,182	$146,660
Cash paid for interest - to securitized investors	$31,696	$34,313
Cash paid for income taxes	$48,725	$54,154

Supplemental disclosure of investing and financing non-cash activities:
Capital expenditures included in accounts payable	$3,211	$6,292
ALLIANCE LAUNDRY HOLDINGS INC.
SEGMENT SUMMARY
The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted
EBITDA Margin:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
North America
Segment net revenues	316,823	290,056	1,268,979	1,109,134
Segment adjusted EBITDA	88,460	77,249	361,487	317,779
Segment adjusted EBITDA margin	27.9%	26.6%	28.5%	28.7%
International
Segment net revenues	118,051	105,080	440,258	399,306
Segment adjusted EBITDA	29,253	23,380	120,597	103,148
Segment adjusted EBITDA margin	24.8%	22.2%	27.4%	25.8%
ALLIANCE LAUNDRY HOLDINGS INC.
RECONCILIATION SCHEDULES
Selected financial information for each segment is as follows:

	(Unaudited)
	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
(in thousands)	North America	International	Total	North America	International	Total
Net revenues	$316,823	$118,051	$434,874	$290,056	$105,080	$395,136
Cost of sales(1)	199,617	73,168		186,719	69,076
Other segment items(2)	28,746	15,630		26,088	12,624
Adjusted EBITDA	$88,460	$29,253	$117,713	$77,249	$23,380	$100,629
Reconciling items:
Interest expense, net			(29,261)			(31,231)
Depreciation and amortization			(24,357)			(22,673)
Refinancing and debt related costs			(200)			(250)
Foreign exchange (loss)/gain on intercompany loans			(2,117)			8,797
Share-based compensation			(17,217)			(678)
Strategic transaction costs			(1,451)			(620)
Corporate and other			(11,147)			(9,344)
Income before taxes			$31,963			$44,630

	(Unaudited)
	Year Ended December 31, 2025			Year Ended December 31, 2024
(in thousands)	North America	International	Total	North America	International	Total
Net revenues	$1,268,979	$440,258	$1,709,237	$1,109,134	$399,306	$1,508,440
Cost of sales(1)	791,853	271,485		700,743	254,043
Other segment items(2)	115,639	48,176		90,612	42,115
Adjusted EBITDA	$361,487	$120,597	$482,084	$317,779	$103,148	$420,927
Reconciling items:
Interest expense, net			(150,501)			(132,001)
Depreciation and amortization			(93,701)			(90,169)
Refinancing and debt related costs			(3,679)			(33,217)
Foreign exchange (loss)/gain on intercompany loans			(25,152)			4,654
Share-based compensation			(19,779)			(3,263)
Strategic transaction costs			(5,627)			(5,803)
Corporate and other			(45,611)			(37,679)
Income before taxes			$138,034			$123,449

(1)Consists of Cost of sales, Cost of sales - related parties and Equipment financing expenses.
(2)Other segment items for each reportable segment includes allocated engineering, sales and marketing, information technology, and certain other overhead expenses.
The following table presents a reconciliation of Net income to the non-GAAP financial measure adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Net income margin to Adjusted EBITDA margin:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Net Income	$20,596	$37,064	$101,755	$98,319
Provision for income taxes	11,367	7,566	36,279	25,130
Interest expense, net	29,261	31,231	150,501	132,001
Depreciation and amortization	24,357	22,673	93,701	90,169
Refinancing and debt related costs	200	250	3,679	33,217
Foreign exchange loss (gain) on intercompany loans, net	2,117	(8,797)	25,152	(4,654)
Share-based compensation	17,217	678	19,779	3,263
Strategic transaction costs	1,451	620	5,627	5,803
Adjusted EBITDA	$106,566	$91,285	$436,473	$383,248

Net revenues	$434,874	$395,136	$1,709,237	$1,508,440
Net income margin	4.7%	9.4%	6.0%	6.5%
Adjusted EBITDA margin	24.5%	23.1%	25.5%	25.4%
The following table presents a reconciliation of Net income to Adjusted net income:

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income	$20,596	$37,064	$101,755	$98,319
Amortization of intangible assets	13,620	12,931	51,681	50,515
Refinancing and debt related costs	200	250	3,679	33,217
Foreign exchange loss (gain) on intercompany loans, net	2,117	(8,797)	25,152	(4,654)
Share-based compensation	17,217	678	19,779	3,263
Strategic transaction costs	1,451	620	5,627	5,803
Tax effect of add backs	(6,239)	(1,359)	(22,634)	(20,449)
Adjusted net income	$48,962	$41,387	$185,039	$166,014

Net income per share attributable to common stockholders - diluted:	$0.10	$0.21	$0.56	$0.56
Adjusted net income per share attributable to common stockholders - diluted:	$0.24	$0.24	$1.02	$0.95
The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	(Unaudited)
(in thousands)	December 31, 2025	December 31, 2024
Term loan	$1,365,000	$2,075,000
Finance lease obligations	236	359
Debt	1,365,236	2,075,359
Less: Cash and cash equivalents	(123,102)	(154,682)
Net debt	$1,242,134	$1,920,677

Adjusted EBITDA	$436,473	$383,248
Net debt to Adjusted EBITDA	2.8x	5.0x